UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2015

HAMILTON BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland	21286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 823-4510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 17, 2015, Hamilton Bancorp, Inc. (the “Company”) the holding company for Hamilton Bank, filed a Current Report on Form 8-K (the “Initial Report”) to report that on September 11, 2015, the Company completed its acquisition of Fairmount Bancorp, Inc. (“Fairmount Bancorp”), the holding company for Fairmount Bank. This Current Report on Form 8-K/A amends the Initial Report so as to file the consolidated financial statements of Fairmount Bancorp and the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of Fairmount Bancorp as of and for the year ended September 30, 2014 (Fairmount Bancorp’s fiscal year end) and as of and for the nine months ended June 30, 2015 are included in this Form 8-K-A as Exhibit 99.1 and are incorporated into this Item 9.01(a) by reference.

(b) Pro Forma Financial Information

The pro forma financial information as of and for the six months ended September 30, 2015 for the Company and Fairmount Bancorp and for the Company’s year ended March 31, 2015 and Fairmount Bancorp’s 12 months ended March 31, 2015 are included in this Form 8-K/A as Exhibit 99.2 and incorporated into this Item 9.01(b) by reference.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

99.1	Audited Consolidated Financial Statements of Fairmount Bancorp for the year ended September 30, 2014 and Unaudited Interim Financial Statements for Fairmount Bancorp as of and for the nine months ended June 30, 2015.

99.2	Pro Forma Financial Information. The condensed combined balance sheet of the Company and Fairmount Bancorp for the period ended September 30, 2015 (incorporated herein) reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which was filed with the Securities and Exchange Commission on November 16, 2015 (SEC File. No. 001-35693).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: November 27, 2015	By:	/s/ John Marzullo

John Marzullo
SVP, Chief Financial Officer and Treasurer